UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 16, 2008

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 16, 2008, Interleukin Genetics, Inc. (the “Company”) entered into a research and license agreement with Geisinger Health System (“Geisinger”), a Pennsylvania non-profit corporation. Under their collaboration pursuant to this agreement, the parties will explore the role of genetics in obesity.  The goal of the collaboration is to develop a series of genetic tests that will help physicians better understand an individual’s inherited resistance to weight loss and, more specifically, gauge a patient’s likelihood of success with diet and other weight loss techniques.  Geisinger and the Company will engage in a case-control retrospective study involving the analysis of DNA to better understand genetic links to obesity.  The study will focus exclusively on variations of perilipin, interleukin 1 and a select number of other genes.

The Company will pay Geisinger over the course of the program up to an aggregate of $412,000 under the agreement, as well as specific payments for various tissue samples, to be used in the studies.

A copy of the Company’s press release announcing the Company’s entry into the research and license agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                               Exhibit.

99.1                           Press Release dated September 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: September 22, 2008	/s/ ELIOT LURIER
Eliot Lurier
Chief Financial Officer
(Signature)